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                                                                   EXHIBIT 23.02

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-55498, 333-51234 and 333-94357) of Insignia Solutions plc and Registration Statements on Form S-8 (Nos. 333-51760, 333-34632, 333-76693, 33-99296 and 33-99592) of Insignia Solutions plc of our
report dated January 17, 2003, except for Note 14, which is as of March 5, 2003, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, CA
March 29, 2005